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ICOX INNOVATIONS INC.

OTC: ICOX

NEWS RELEASE

ICOX INNOVATIONS ANNOUNCES AMENDMENT TO BUSINESS SERVICES AGREEMENT WITH WENN DIGITAL INC. AND CLOSING OF PRIVATE PLACEMENT

Los Angeles, CA, March 20, 2018 – ICOX Innovations Inc. (OTC: ICOX) (the “Company”) announces that on March 19, 2018, the Company entered into the amendment no. 1, dated as of March 15, 2018, to the business services agreement, effective as of December 29, 2017, with WENN Digital Inc. (“WENN”), pursuant to which the Company changed the scope of services to provide WENN with the services in connection with WENN’s development of an image rights management and protection platform (the “Platform”) using blockchain technology, including (i) the business development and technical services, (ii) the business launch services and (iii) the post-business launch support services.

The total fees for the services provided in connection with the development and launch of the Platform (the business development and technical services and business launch services) are deemed earned on the date of execution of the business services agreement, but the Company has waived WENN’s requirement to pay US$250,000 fixed fee in connection with the business development and technical services and WENN has previously paid the Company US$500,000 fixed fee in connection with the business launch services.

The fees for the post-business launch support services (the “Monthly Services”) are US$35,000 per month and they will be due at the beginning of each month in which the Monthly Services are performed.

In addition, the work fees in the amount of US$4,175,000 are deemed earned on March 15, 2018 and will be subject to a Renegotiation Obligation (as defined below). The additional fee of rights to receive an aggregate of 20,000,000 Platform tokens or coins (the “Tokens”) pursuant to a Simple Agreement for Future Tokens are also deemed earned on the date of execution of the business services agreement and will be subject to a Renegotiation Obligation. If WENN does not raise more than US$40 million in connection with its offer and sale for cash of (i) one or more Simple Agreements for Future Tokens (“SAFTs”), which SAFTs will entitle the holders thereof to receive Tokens under certain circumstances, and/or, (ii) Tokens, in the event that WENN determines to offer and sell Tokens in lieu of or in addition to SAFTs in connection with its fundraising efforts (collectively, the “WENN Offering”), prior to May 31, 2018, the Company will be required to return the work fees and additional fees to WENN and WENN and the Company will be required to negotiate in good faith the amount of each of such fee (such requirement to negotiate is referred to herein as the “Renegotiation Obligation”).

The Company agreed that WENN will not be responsible for any out-of-pocket expenses incurred by the Company in connection with its performance of the services. In addition, the Company agreed to pay, and otherwise be financially responsible for (including through the reimbursement of disbursements made by WENN and its affiliates), (i) all legal costs and expenses incurred by WENN, the Company and any of their affiliates in connection with the WENN Offering; (ii) all business and travel expenses incurred by WENN, the Company and any of their affiliates in connection the WENN Offering; and (iii) all fees and expenses incurred by WENN in connection with its conversion of cryptocurrencies into US dollars in connection with the WENN Offering, including bank, exchange and other similar fees and expenses. WENN will have the right to deduct any such amounts from the fees otherwise payable by it to the Company and apply such deducted amounts to the payments to the Company.

The business services agreement will continue for a period of one year unless earlier terminated by either the Company or WENN. With respect to the Monthly Services, the Company agreed to provide the Monthly Services for one year commencing on the date of the Platform Launch (as defined below), after which the business services agreement and the provision of the Monthly Services will automatically renew for a one year period and can be terminated by either the Company or WENN with 30 days’ written notice. “Platform Launch” means the publicized product launch of the Platform to the general public, including the ability of the general public to use Tokens as the primary means of exchange for transactions on the Platform.

Either the Company or WENN may terminate the business services agreement upon the provision of 30 days’ written notice to the other party. If the Company provides such notice, WENN may immediately terminate the business services agreement and the Company will be entitled to no further compensation except for any fees earned prior to the date of the termination. If WENN provides such notice, the Company may immediately terminate the business services agreement and will be entitled to no further compensation, except for the following lump sum payments: (i) any fees earned to the effective date of termination; and (ii) a lump sum payment of US$105,000.

The Company’s chairman and director, Cameron Chell, is a director, officer and an indirect shareholder of Business Instincts Group Inc. which owns 10% of the common stock of WENN and he is also a director, officer and indirect shareholder of Blockchain Merchant Group, Inc. which owns 2.5% of the common stock of WENN and the Company owns 7.5% of the common stock of WENN. Mr. Chell is also a director of WENN.

The Company also announces that it has completed a private placement of an aggregate of 3,217,300 subscription receipts (each, a “Subscription Receipt”) at a price of US$0.60 per Subscription Receipt for aggregate gross proceeds of US$1,930,380. In the event of the occurrence of the escrow release condition (as defined below), each Subscription Receipt will automatically convert into one share of common stock of the Company (each, a “Share”), for no additional consideration. The subscription amounts will be held by an escrow agent until the escrow release condition. The escrow release condition is the receipt by the Company of conditional approval for the listing of the Company’s Shares on a Canadian stock exchange. In the event that the escrow release condition is satisfied prior to 5:00 p.m. (Vancouver time) on May 31, 2018, the Company will deliver a notice to the escrow agent confirming the escrow release condition has been satisfied. Upon receipt of the notice, the escrow agent will, as soon as practicable thereafter, release the subscription amounts to the Company and each subscription receipt will automatically convert into one Share without payment of any additional consideration. If the escrow release condition is not satisfied by 5:00 p.m. (Vancouver time) on May 31, 2018 or if the Company delivers a written default notice to the escrow agent that the escrow release condition will not be satisfied by that time, the Subscription Receipts will expire and be of no further force and effect, effective as of the earlier of (i) 5:00 p.m. (Vancouver time) on May 31, 2018 and (ii) the date of the receipt of the default notice, and the subscribers will be entitled to receive from the escrow agent a refund of the subscription amounts held in escrow, without interest and less applicable expenses. In connection with the closing of the private placement, the Company agreed to issue 160,865 shares of its common stock at a deemed price of US$0.60 per share as the finder’s fee, which will be issued only if the subscription receipts are converted into shares of its common stock.

In connection with this private placement, the Company agreed with each subscriber who purchased these Subscription Receipts to prepare and file a registration statement with respect to 50% of the Shares issuable upon conversion of the Subscription Receipts with the United States Securities and Exchange Commission within 90 days following the closing of the private placement and agreed to use commercially reasonable efforts to have the registration statement declared effective by the United States Securities and Exchange Commission as soon as possible after filing.

None of the securities issued in the private placement have been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), and none of them may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the 1933 Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the securities in any state where such offer, solicitation, or sale would be unlawful.

On behalf of the Board of Directors of the Company.

ICOX INNOVATIONS INC.

“Bruce Elliott”
Bruce Elliott
President

For further information, please contact:

Michael Blum
424.570.9446